                              [ARTHUR ANDERSEN LLP]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accounts, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 6, 1998 included or incorporated by reference in HBO & Company's Form 10-K for the year ended December 31, 1997.

/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP

Atlanta, Georgia
October 29, 1998

















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